10f-3 Transactions Summary*
* Evergreen Compliance Department has on file a checklist signed by the portfolio manager and a compliance manager stating that the transaction fully complies with the conditions of Rule 10f-3 of the Investment Company Act of 1940.

Fund
Intermediate Municipal Bond Fund
Security
Miami-Dade County, Florida
Advisor
EIMCO
Transaction Date
4/27/2009
Cost
2,000,000
Offering Purchase
0.33%
Broker
Barclays Capital
Underwriting Syndicate Members
Barclays Capital
M.R. Beal & Company
Rice Financial Products Company
Wachovia Bank, N.A.

Fund
Intermediate Municipal Bond Fund
Security
The City of New York
Advisor
EIMCO
Transaction Date
9/12/08
Cost
$3,000,000
Offering Purchase
0.38%
Broker
Citigroup
Underwriting Syndicate Members
JP Morgan
Citi
Morgan Stanley
Wachovia Bank, NA